UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 22, 2025

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
	1049 Camino Dos Rios Thousand Oaks, California	91360-2362
	(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (805) 373-4545
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Common Stock, par value $.01 per share	TDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(e) At its meeting on April 22, 2025, the Personnel and Compensation Committee of the Board of Directors of Teledyne Technologies Incorporated ("Teledyne") took the following actions with respect to compensation paid to each of the Named Executive Officers set forth below who are identified in Teledyne’s 2025 Proxy Statement, which actions were ratified by Teledyne's Board of Directors:

(1) Effective April 1, 2025, the annual base salary of George C. Bobb III, Teledyne's President and Chief Operating Officer, was increased from $640,000 to $665,000;

(2) Effective April 1, 2025, the annual base salary of Jason VanWees, Vice Chairman, was increased from $575,000 to $595,000; and

(3) Effective April 1, 2025, the annual base salary of Stephen F. Blackwood, Executive Vice President and Chief Financial Officer, was increased from $520,000 to $640,000.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the 2025 Annual Meeting of Stockholders of Teledyne, held on April 23, 2025, the stockholders of Teledyne approved amendments to Teledyne’s Restated Certificate of Incorporation (the "Restated Certificate") to adopt majority voting provisions (the "Majority Voting Amendments").

As more fully described in Teledyne's Proxy Statement for the 2025 Annual Meeting, the Majority Voting Amendments eliminate certain provisions that require a supermajority vote of stockholders.
A summary of the proposed amendments is as follows:

	Previous Voting Standard	Amended Voting Standard
Adopting, amending, or repealing bylaws	75% vote of outstanding shares	Majority vote of outstanding shares
Removing a director for cause	75% vote of outstanding shares	Majority vote of outstanding shares
Adopting or authorizing a Fundamental Change	Two-thirds vote of outstanding shares	Majority vote of outstanding shares
Altering, amending, supplementing or repealing provisions of charter	75% vote of outstanding shares	Majority vote of outstanding shares

A copy of the Certificate of Amendment to the Restated Certificate, which has been filed with the Secretary of State of the State of Delaware, is attached as Exhibit 3.1 to this Report and incorporated herein by reference.

Item 5.07.     Submission of Matters to a Vote of Security Holders

(a)-(b) The 2025 Annual Meeting of Stockholders of Teledyne was held on April 23, 2025. The actions described below were taken at the Annual Meeting, for which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

1. The three nominees proposed by the Board of Directors were elected as Class II directors for a two year term expiring at the 2027 Annual Meeting by the following votes:

Name	For	Against	Abstain
Robert Mehrabian	38,870,451	1,453,062	11,732
Jane C. Sherburne	39,142,220	1,165,276	27,749
Michael T. Smith	37,580,611	2,739,466	15,168

There were 2,657,429 broker non-votes with respect to this action.

Other continuing directors include (1) Class I directors Denise R. Singleton, Simon M. Lorne, Vincent J. Morales, and Wesley W. von Schack, whose terms expire at the 2027 Annual Meeting, and (2) Class III directors Kenneth C. Dahlberg, Michelle A. Kumbier and Robert A. Malone, whose terms expire at the 2026 Annual Meeting. As previously reported, Charles Crocker retired from the Board of Directors immediately prior to the 2025 Annual Meeting of Stockholders.

2. A proposal to ratify the appointment of Deloitte & Touche LLP as Teledyne’s independent registered public accounting firm for 2025 was approved by a vote of 42,500,876 “for” versus 475,165 “against.” There were 16,633 abstentions and no broker non-votes with respect to this action.

3. The proposal to approve the non-binding advisory resolution on Teledyne’s executive compensation was approved by a vote of 38,532,145 “for” versus 1,768,219 "against.” There were 34,881 abstentions and 2,657,429 broker non-votes with respect to this action.

4. The proposal to approve amendments to Teledyne’s Restated Certificate of Incorporation to adopt majority voting provisions was approved by a vote of 40,234,060 “for” versus 79,898 "against.” There were 21,287 abstentions and 2,657,429 broker non-votes with respect to this action.

5. The stockholder proposal to support shareholder ability to call for a special shareholder meeting was approved by a vote of 23,804,387 “for” versus 16,492,022 "against.” There were 38,836 abstentions and 2,657,429 broker non-votes with respect to this action.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit 3.1	Certificate of Amendment to Teledyne's Restated Certificate of Incorporation
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Melanie S. Cibik
Melanie S. Cibik
Executive Vice President, General Counsel, Chief Compliance Officer and Secretary
Dated: April 24, 2025